Amendment No. 1 to

Promissory Note 11-1 Dated February 8, 2011

This Amendment No. 1 to Promissory Note 11-1 dated February 8, 2011 issued by ProUroCare Medical Inc. in favor of Jack Petersen (the “Note”) is made to amend the Maturity Date and the Conversion Price of the Note.

The following defined terms of the Note are hereby changed as defined below:

“Maturity Date”	The Maturity Date shall be August 8, 2013.
“Conversion Price”	The Conversion Price shall be $1.00 per share.

No other defined terms or clauses of the Note are changed.

This Amendment No. 1 is dated and effective as of September 27, 2012

Jack Petersen

/s/Jack Petersen_______________

ProUroCare Medical Inc.

/s/ Richard Thon_____________

Richard Thon

Chief Financial Officer